EXHIBIT 23.7

CONRAD C. LYSIAK
Attorney and Counselor at Law
Metropolitan Financial Center
601 West First Avenue
Suite 503
Spokane, Washington 99201
TEL: (509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, VMH Videomoviehouse.com Inc.

DATED this 2nd day of April, 2002.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak